Exhibit 5.1

KRAMER LEVIN NAFTALIS & FRANKEL LLP

November 15, 2017

MVC Capital, Inc.

287 Bowman Avenue, 2nd Floor
Purchase, NY 10577

Ladies and Gentlemen:

We have acted as counsel to MVC Capital, Inc., a Delaware corporation (the “Issuer”), in connection with the registration statement on Form N-2 (File No. 333-219377) (the “Registration Statement”) filed by the Issuer with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), declared effective by the Commission, relating to the public offering of securities of the Issuer that may be offered by the Issuer from time to time as set forth in the prospectus dated September 26, 2017, which forms a part of the Registration Statement (the “Prospectus”), and as may be set forth from time to time in one or more supplements to the Prospectus.  This opinion is delivered in connection with the issuance and sale of $100,000,000 aggregate principal amount of the Issuer’s 6.25% Senior Notes due 2022 (the “Securities”) as described in the Prospectus and a prospectus supplement dated November 8, 2017 (the “Prospectus Supplement”).  All of the Securities are to be sold by the Issuer as described in the Registration Statement, the Prospectus and the Prospectus Supplement.

In rendering this opinion, we have examined copies of the following documents:

A.                                    Registration Statement;

B.                                    Prospectus Supplement;

C.                                    Amendment of the Certificate of Incorporation of the Issuer;

D.                                    Sixth Amended & Restated Bylaws of the Issuer;

E.                                     Indenture dated as of February 26, 2013 (the “Base Indenture”), as supplemented by the Second Supplemental Indenture to be dated as of November 15, 2017 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee;

F.                                      Underwriting Agreement, dated as of November 8, 2017, between the Company and the several underwriters listed therein (the “Underwriting Agreement”), pursuant to which the Securities will be sold;

1177 AVENUE OF THE AMERICAS   NEW YORK NY 10036-2714   PHONE 212.715.9100   FAX 212.715.8000

990 MARSH ROAD   MENLO PARK CA 94025-1949   PHONE 650.752.1700   FAX 650.752.1800

47 AVENUE HOCHE   75008 PARIS FRANCE   PHONE (33-1) 44 09 46 00   FAX (33-1) 44 09 46 01

WWW.KRAMERLEVIN.COM

G.                                    Certificate of Good Standing with respect to the Issuer issued by the Secretary of State for the State of Delaware as of a recent date; and

H.                                   Resolutions of the Board of Directors of the Issuer relating to the authorization of (i) the Securities and (ii) the execution and delivery of the Indenture and any supplements thereto.

We have also made such inquiries and reviewed such documents and records as we have deemed necessary or appropriate as a basis for our opinion.  As to factual matters only, we have also relied upon the statements, representations and certificates of officers or other representatives of the Issuer, public officials and others.  We have not independently verified the facts so relied on.

Based on the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that the Securities, when (i) sold in accordance with the terms and conditions of the Underwriting Agreement and (ii) duly executed, authenticated, issued and delivered in accordance with the terms and conditions of the Indenture, will be legally issued and will constitute binding obligations of the Issuer, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

We express no opinion as to any laws other than the laws of the State of New York and the federal laws of the United States of America (the “Relevant Laws”).

The opinions expressed herein are based upon the Relevant Laws and interpretations thereof in effect on the date hereof, and the facts and circumstances in existence on the date hereof, and we assume no obligation to revise or supplement this opinion letter should any such law or interpretation be changed by legislative action, judicial decision or otherwise or should there be any change in such facts or circumstances.

We hereby authorize the addressee of this opinion to file it as an exhibit to a Current Report on Form 8-K of the Issuer and consent to the incorporation by reference of this opinion into the Registration Statement and the reference to us under the captions “Legal Matters” in the prospectus that is a part of the Registration Statement and the Prospectus Supplement, without admitting that we are an “expert” within the meaning of the United States Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement or the Prospectus Supplement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of said Act.

Very truly yours,